Asset Purchase Agreement

AGREEMENT, made the eth day of September, 2016 in the State of New York between

MIDWOOD DISTRIBUTORS INC, a New York Corporation whose address is 120Jersey Avenue, New Brunswick, NJ 08901 hereinafter called the Transferor, and

EMBER THERAPEUTICS, INC., a Delaware Corporation

whose address is 302 West 121 Street, Suite 114, New York, NY 10014

hereinafter called the Transferee.

SUBJECT MATTER OF SALE:

Closing Date

1.                   The Transferor agrees to sell to the Transferee and the Transferee agrees to buy the following described business:

Dermasilk Brands a line of anti-aging skin care products, including products under such name brands as 5min, Flawless, 90 Sec Eye, 30 Sec Neck, Triple Sculpting Cream, Oxygen Mask., 1 Min Eraser Pen, 10 Min Ultimate Kit, Skin Perfect, Miracle Cream, 5 Min Beauty Cream, 1 Min Collagen Lift, Anti-Wrinkle Supplement, and Night Repair and the Dermasilk trademarks and intellectual property, inventory, formulas, patents, website - www.dermasilkbrands.com. 800 number 800-886-9052, customer and vendor list, marketing materials, video clips, Facebook account, twitter account, and Instagram account located at: 120 Jersey Avenue, New Brunswick, NJ 08901

including the stock in trade., fixtures, equipment, accounts receivable post transaction, contract rights, good will, licenses, rights under any contract for telephone service or other rental, free and clear of any debts, mortgages, security interests or other liens or encumbrances except as herein

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 stated. Title shall be closed on or about the 8th ay of September, 2016 at a place and time to be determined.

PURCHASE PRICE AND TERMS OF PAYMENT:

2.                   Ember will pay to DermaSilk's Shareholders the total sum of $2,000,000 in the manner and according to the following:

1.	On the date that the transaction closes (the "Closing Date"), Buyer will (or will cause):
a.	the issuance of $2.0 million in shares of Ember common stock (the "Common Stock"), with the share price of $0.95

CREDITORS LIST:

3.                   Transferor shall furnish Transferee with a list of Transferor's existing creditors, containing the names and business addresses of all creditors of the Transferor, with the amounts owed to each, which obligations Transferee agrees to be responsible for. Such list of creditors shall be attached to this agreement.

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LIQUIDATED DAMAGES:

4.                   Any willful, capricious or other inexcusable default hereunder on the part of either party shall entitle the aggrieved party to the sum of $2,000,000 as liquidated damages for breach of this contract in addition to repayment in full of any sum paid hereunder as aforesaid, said amount being hereby agreed upon by reason of the difficulty in reducing the exact damages actually sustained to a mathematical certainty.

BROKER:

Commissions

5.                   The parties agree that lnbar Group, 1 Penn Plaza, Suite 6318, New York, NY 10119 is the only broker who brought about this sale. The Transferor shall pay to the Broker when and if title closes a commission at the rate of ten per cent (10%) of the consideration paid by Transferee to Transferor in whatever form such consideration is paid. The Buyer will issue stock certificates directly to Broker corresponding to the agreed to fees.

WARRANTIES SURVIVE:

6.                   The warranties and covenants contained herein shall survive the Bill of Sale and become a part thereof and continue in full force as though set forth at length therein.

PRIOR NAMES AND ADDRESS:

7.                   Transferor represents that Transferor has not used any other business names and/or addresses within the three years last past except as follows: NONE

DEFINITION OF GOODS:

8.                   The terms "goods" as defined and used in the Uniform Commercial Code shall apply to this agreement.

CAPTION:

9.                   The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this agreement nor the intent of any provision thereof.

The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective parties hereto, and their respective legal representatives, successors and assigns.

The gender and number used in this agreement are used as a reference term only and shall apply with the same likewise include the plural.

This agreement may not be changed orally.

IN WITNESS WHEREOF, the Parties have respectively signed and sealed these presents the day and year first above written.

TRANSFEROR: Midwood Distribustors Inc. /s/ Steve Deutsch By: Steve Deutsch President	TRANSFEREE: Ember Therapeutics, Inc. /s/ Joseph Hernandez By: Joseph Hernandez President

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BILL OF SALE

BILL OF SALE, made, executed and delivered on September 8, 2016, Dermasilk, Inc., a Division of Midwood Dist NY corporation (the "Seller"), acting on behalf of itself and all of its subsidiary and affiliated companies, and Ember Therapeutics, Inc., a Delaware corporation (the "Purchaser'').

WITNESSETH

WHEREAS, the Seller and the Purchaser are parties to that certain Asset Purchase Agreement dated September 8, 2016 by and between Purchaser and Seller (the "Agreement"), which agreement is incorporated herein in its entirety, providing for, among other things, the transfer and sale to the Purchaser of the Purchased Assets, and on the terms and conditions provided in the Agreement.

WHEREAS, the Purchaser and the Seller now desire to carry out the intent and purpose of the Agreement by the Seller's execution and delivery to the Purchaser of this instrument evidencing the sale, conveyance, assignment, transfer and delivery to the Purchaser of the Purchased Assets, subject to the Assumed Liabilities and subject to the terms and conditions of the Agreement.

NOW, THER£FORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sell.er does hereby, effective from and after the date hereof, sell, convey, assign, transfer and deliver unto the Purchaser and its successors and assigns, forever, the entire right, title and interest in, to and under the Purchased Assets, subject only to the Assumed Liabilities and subject to the terms and conditions of the Agreement and free and clear of Liens.

TO HAVE AND TO HOLD the Purchased Assets unto the Purchaser, its successors and assigns, FOREVER.

This Bill of Sale shall be construed and enforced in accordance with applicable federal Jaw and the laws (other than the conflict of law roles) of the State of New York.

In the event that any provision of this Bill of Sale is construed to conflict with a provision of the Agreement, the provision of the Agreement shall be deemed to be controlling.

This instrument shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Seller and the Purchaser.

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IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by a duly authorized representative of the Seller on the date first above Written.

Dermasilk, Inc.

By: /s/ Steve Deutsch

Name: Steve Deutsch

Title: President

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Vendor Name Concept Labs	Vendor Address 1400 West Wabansia Ave	Vendor Phone Number 773-395-7300	Invoice Number 101949	Invoice Amount $4,302.00
	Chicago, I L 60642		101985	$1,179.67
			102223	$7,913.70
		TOTAL		$13,395.37
Stephen Gould	360 New Haven Ave Milford, CT 06460	203-305-5210	5193905	$6,363.00
		TOTAL		$6,363-00
Acla pt-A-Pack	201 W. 6th Street	815-834-9200	47190	$1,480.08
	Lockport, IL 60441
		TOTAL		$1,480.08
Janco Press	20 Floyds Run Road	631-563-3003	40190	312.5
	Bohemia, NY 11716		40246	671
		TOTAL		$983.50

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